EXHIBIT A

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of Common Stock of Arcutis Biotherapeutics, Inc.

Date: February 7, 2020	FRAZIER LIFE SCIENCES VIII, L.P.
By FHM Life Sciences VIII, L.P., its general partner
By FHM Life Sciences VIII, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: February 7, 2020	FHM LIFE SCIENCES VIII, L.P.
By FHM Life Sciences VIII, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: February 7, 2020	FHM LIFE SCIENCES VIII, L.L.C.

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: February 7, 2020	By:	*
James N. Topper

Date: February 7, 2020	By:	*
Patrick J. Heron

Date: February 7, 2020	*By:	/s/ Steve R. Bailey
Steve R. Bailey, as Attorney-in-Fact

This Agreement was executed by Steve R. Bailey on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which was filed with the SEC on July 31, 2017.